EXHIBIT 10.60
ADOBE SYSTEMS INCORPORATED
NONSTATUTORY STOCK OPTION AGREEMENT
(DIRECTOR – ANNUAL GRANT)

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of the Date of Option Grant by and between Adobe Systems Incorporated and

%%FIRST_NAME%-% %%LAST_NAME%-% (the “Participant”).  The Company has granted to the Participant pursuant to the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “Plan”) an option to purchase certain shares of Stock (the “Option”), upon the terms and conditions set forth in this Option Agreement.

1. Definitions and Construction.

1.1 Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Date of Option Grant” means %%OPTION_DATE,’Month DD, YYYY’%-%

(b) “Number of Option Shares” means %%TOTAL_SHARES_GRANTED%-% shares of Stock, as adjusted from time to time pursuant to Section 10.

(c) “Exercise Price” means $%%OPTION_PRICE%-% per share of Stock, as adjusted from time to time pursuant to Section 10.

(d) “Vesting Date” means the day immediately preceding the day of the first annual meeting of the stockholders of the Company following the Date of Option Grant.

(e) “Vested Shares” means, on any relevant date, that portion (disregarding any fractional share) of the Number of Option Shares determined by multiplying the Number of Option Shares by the “Vested Percentage” determined as of such date as follows:

Vested Percentage

Prior to Vesting Date	0

On Vesting Date, provided the Participant’s Service has not terminated prior to such date	100%

(f) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration in the United States (“U.S.”) on Form S-8 under the Securities Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i) “Committee” means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan in respect of Directors and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j) “Company” means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

(k) “Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(l) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported on www.Nasdaq.com or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(n) “Officer” means any person designated by the Board as an officer of the Company.

(o) “Option Expiration Date” means the date seven (7) years after the Date of Option Grant.

(p) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(r) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(s) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(t) “Service” means the Participant’s service with the Participating Company Group as a Director.  The Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service to the Participating Company Group in such capacity.  However, the Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, the Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Option Agreement.  The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(u) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 10.

(v) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Status of Option.  This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

3. Administration.

All questions of interpretation concerning this Option Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Option.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4. Exercise of the Option.

4.1 Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Vesting Date and prior to the termination of the Option (as provided in Section 7) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares.

4.2 Method of Exercise.  Exercise of the Option shall be by means of electronic notice in a form authorized by the Company, which shall be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Equity Compensation Department of the Company or other authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Participant is not authorized or is unable to provide electronic notice of exercise, the Option shall be exercised by written notice to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Equity Compensation Department of the Company, or other authorized representative of the Company (including a third-party administrator designated by the Company).  Each such notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each such notice must be received by the Company prior to the termination of the Option as set forth in Section 7 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or by cash equivalent or (ii) by means of a Cashless Exercise, as defined in Section 4.3(b).

(b) Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

4.4 Tax Withholding.  Regardless of any action taken by the Participating Company Group with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Participating Company Group (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of shares acquired pursuant to such exercise, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.  At the time of exercise of the Option, the Participant shall pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all withholding obligations of the Participating Company Group.  In this regard, at the time the Option is exercised, in whole or in part, or at any other time as reasonably requested by the Company, the Participant hereby authorizes withholding of all applicable Tax-Related Items from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Related Items by the Participating Company Group, if any, which arise in connection with the Option.  Alternatively, or in addition, if permissible under applicable law, the Participating Company Group may (i) sell or arrange for the sale of shares acquired by the Participant to meet the withholding obligation of Tax-Related Items and/or (ii) withhold in shares, provided that only the amount of shares necessary to satisfy the minimum withholding amount are withheld.  Finally, the Participant shall pay to the Participating Company Group any amount of the Tax-Related Items that the Participating Company Group may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have no obligation to process the exercise of the Option or to deliver shares of Stock until the obligations in connection with the Tax-Related Items as described in this section have been satisfied by the Participant.

4.5 Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6 Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. Nontransferability of the Option.

The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Participant, the Option, to the extent provided in Section 8, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6. Nature of Option.

                      In accepting the Option, the Participant acknowledges that:

6.1 the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

6.2 the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

6.3 all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

6.4 the Participant’s participation in the Plan shall not create a right to employment or further service with the Participating Company Group and shall not interfere with any ability of the Participating Company Group to terminate the Participant’s relationship with the Company at any time with or without cause;

6.5 the Participant is voluntarily participating in the Plan;

6.6 the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

6.7 in the event that the Participant is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the other members of the Participating Company Group;

6.8 the future value of the underlying shares is unknown and cannot be predicted with certainty;

6.9 if the underlying shares do not increase in value, the Option will have no value;

6.10 if the Participant exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Option price; and

6.11 in consideration of the grant of the Option, no claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option resulting from termination of the Participant’s Service with the Participating Company Group (for any reason whether or not in breach of applicable labor laws) and the Participant irrevocably releases the Participating Company Group from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Option Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such a claim.

7. Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Participant’s Service as described in Section 8, or (c) a Change of Control to the extent provided in Section 9.

8. Effect of Termination of Service.

8.1 Option Exercisability.

(a) Disability.  If the Participant’s Service terminates because of the Disability of the Participant, then the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Death.  If the Participant’s Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(c) Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, or death, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

8.2 Extension if Participant Meets Service Requirements.  Notwithstanding the foregoing, if the Participant has completed at least four (4) years of continuous Service prior to Participant’s date of termination of Service, the Option shall remain exercisable until one (1) year from the date of termination of Service, but in any event no later than the Option Expiration Date.

8.3 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 8.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

8.4 Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 8.1 of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

9. Change of Control.

In the event of a Change of Control, any unexercised and/or unvested portions of this Option shall become immediately exercisable and vested in full as of immediately prior to the effective date of the Change of Control, subject to the consummation of the Change in Control.

10. Adjustments for Changes in Capital Structure.

In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number, Exercise Price and class of shares subject to the Option.  If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Option to provide that the Option is exercisable for New Shares.  In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Committee, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 10 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Committee pursuant to this Section 10 shall be final, binding and conclusive.

11. Rights as a Stockholder; Rights to Continue Service.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 10.   Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12. Miscellaneous Provisions.

12.1 Designation of Beneficiary.  Subject to local laws and procedures, the Participant may file with the Company a written designation of a beneficiary who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option to the extent that it remains exercisable in accordance with this Option Agreement.  Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If the Participant is married and designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If the Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Option may be exercised by the Participant’s legal representative to the extent that it remains exercisable in accordance with this Option Agreement.  If the designated beneficiary survives the Participant but dies before exercising the Option to the full extent that it remains exercisable in accordance with this Option Agreement, then the Option shall be exercisable by the legal representative of such deceased designated beneficiary to the extent that it remains exercisable in accordance with this Option Agreement.  The determination of the Company as to which person, if any, qualifies as a designated beneficiary shall be final, conclusive and binding on all persons.

12.2 Binding Effect.  This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.3 Termination or Amendment.  The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in connection with a Change of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

12.4 Delivery of Documents and Notices.  Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for the Participant by a Participating Company or at the address shown below that party’s signature to this Option Agreement or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan Prospectus, this Option Agreement and U.S. financial reports of the Company, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically the notice called for by Section 4.2 (the “Notice of Exercise”) to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b) Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 12.4 of this Option Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Notice of Exercise, as described in Section 12.4(a) of this Option Agreement.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost if the Participant contacts the Company by telephone, through a postal service or electronic mail at equity@adobe.com.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, the Participant understands that the Participant must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails.  Also, the Participant understands that the Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com.  Finally, the Participant understands that he or she is not required to consent to electronic delivery.

12.5 Data Privacy Consent.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

                      The Participant understands that the Company and the Participating Company Group hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired upon exercise of the Option.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

12.6 Integrated Agreement.  This Option Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein.  To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.  Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

12.7 Applicable Law.  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Option Agreement, the parties herby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Option Agreement is made and/or performed.

ADOBE SYSTEMS INCORPORATED

By:
Shantanu Narayen
Title:	Chief Executive Officer

Address:	345 Park Avenue
San Jose, CA 95110-2704

The Participant represents that the Participant is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Option Agreement.